Exhibit 10.3

AMENDMENT NUMBER ONE

TO THE ANALYSTS INTERNATIONAL CORPORATION CHANGE IN CONTROL SEVERANCE PAY PLAN

WHEREAS, Section 5.2 of the Analysts International Corporation Change in Control Severance Pay Plan (the “Plan”), reserves to the Board of Analysts International Corporation (the “Company”) the power to amend the Plan prior to the date of a Change in Control (as defined in the Plan);

WHEREAS, the Board desires to amend the Plan, effective August 27, 2013, to delete Section 4.3 in its entirety so that all non-competition agreements (or non-competition provisions within other agreements) that restrict the activities of an Eligible Participant (as defined in the Plan) are not automatically terminated upon the termination of an Eligible Participant’s employment with the Company in connection with a Change in Control; and

WHEREAS, the Board approved this Amendment Number One at a meeting of the Board held on August 27, 2013 and authorized officers of the Company to execute this Amendment Number One.

NOW, THEREFORE, BE IT RESOLVED, that the Company hereby amends the Plan as follows:

1.             Effective August 27, 2013, Section 4.3 of the Plan is deleted in its entirety and the words “Intentionally Omitted” are added to Section 4.3 of the Plan to replace the deleted text.

2.             Except as expressly amended by this Amendment Number One, the provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment Number One to be signed by its duly authorized officers, effective as of the date set forth herein.

Analysts International Corporation

By:	/s/ Brittany McKinney

Name:	Brittany McKinney
Title:	Chief Executive Officer

By:	/s/ Lynn Blake

Name:	Lynn Blake
Title:	Chief Financial Officer